Exhibit 16

Chisolm
Bierwolf                                         Todd D. Chisholm, Audit Partner
&                                                 Nephi J. Bierwolf, Tax Partner
Nilson, LLC Certified Public Accountants           Troy F. Nilson, Audit Partner
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533 West 2600 South, Suite 25 o Bountiful, Utah 84010  o Phone (801) 292-8756 o
Fax (801) 292-8809 o www.cbncpa.com

October 7, 2008

Securities and Exchange Commission
Washington, DC 20549

Re: The American Energy Group, Ltd

Gentlemen:

We have read Item 4.01 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in The American Energy Group, Ltd's Form 8-K dated September 26, 2008, and are in agreement with the statements contained therein as they relate to our firm.




Very truly yours,



/s/ Chisholm, Bierwolf & Nilson, LLC
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Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah

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                 Member of AICPA, UACPA & Registered with PCAOB